UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2018 (April 12, 2018)

RAMCO-GERSHENSON PROPERTIES TRUST
(Exact name of registrant as specified in its Charter)

Maryland	1-10093	13-6908486
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

31500 Northwestern Highway, Suite 300, Farmington Hills, Michigan	48334
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code         (248) 350-9900

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Departure of John Hendrickson and Geoffrey Bedrosian; Appointment of Raymond Merk

John Hendrickson, the Chief Operating Officer of the Trust, has resigned from the Trust effective April 12, 2018, in order to pursue other interests.

Geoffrey Bedrosian, the current Executive Vice President and Chief Financial Officer of the Trust, has resigned from the Trust effective April 20, 2018, to take a position with a private real estate holding company based in Palo Alto, California.

Also effective April 20, 2018, Raymond Merk, the Trust’s Chief Accounting Officer, will act as the Trust’s principal financial officer. Mr. Merk, age 58, joined the Trust in September 2016 and has served as the Trust’s Chief Accounting Officer since March 2017. Prior to joining the Trust, Mr. Merk worked as an independent consultant since June 2016 and as a consultant for Robert Half International Inc. from June 2015 through May 2016. From April 2010 through April 2013, Mr. Merk was the vice president of finance for DynaVox Inc. and its affiliates (“DynaVox”), a developer and marketer of software, devices and content to assist people in overcoming their speech, language or learning disabilities. Mr. Merk served as DynaVox’s chief financial officer and corporate secretary from May 2013 through May 2015. He holds a Bachelor of Science in Business Administration from Ohio Northern University. Mr. Merk is a Certified Public Accountant.

Mr. Merk’s compensation will not change in connection with the change in his responsibilities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAMCO-GERSHENSON PROPERTIES TRUST

Date:	April 12, 2018	By:/s/ DENNIS GERSHENSON
Dennis Gershenson
Chief Executive Officer

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